Filed Pursuant to Rule 424(b)(5)
Registration No. 333-229002
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 11, 2019)

Up to $30,000,000
Common Stock
We have entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”) relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell from time to time shares of our common stock having an aggregate offering price of up to $30,000,000 through Virtu, acting as our sales agent.
Our common stock is listed on the Nasdaq Global Market under the symbol “AGFS.” On June 24, 2020, the last reported sale price of our common stock on the Nasdaq Global Market was $3.15 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms and conditions of the Sales Agreement, Virtu will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on our behalf any shares of our common stock to be offered by us under the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Virtu will receive from us a commission of up to 3.0% of the gross sales price per share for any shares of common stock sold through Virtu acting as our sales agent under the Sales Agreement. In connection with the sale of our common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Virtu will be deemed to be underwriting commissions or discounts.
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, under the heading “Risk Factors” beginning on page 4 of the accompanying prospectus, and the risk factors described in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 25, 2020.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
We have not, and Virtu has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus
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or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement amends and supplements the information contained in the prospectus filed as a part of our registration statement on Form S-3 (File No. 333-229002), which was declared effective as of February 11, 2019 (our “Registration Statement”). This prospectus supplement should be read in conjunction with the accompanying prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying prospectus. This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the accompanying prospectus, and any future amendments or supplements thereto.
Our Registration Statement allows us to offer from time to time a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our Registration Statement and other general information that may apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information that you should know before investing. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our securities.
This document is in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
As used in this prospectus supplement, unless the context otherwise requires or indicates, references to the “Company,” “AgroFresh,” “we,” “us,” “our Company,” and similar expressions, refer to AgroFresh Solutions, Inc. and its consolidated subsidiaries.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including “Prospectus Supplement Summary,” “Risk Factors” and “Use of Proceeds,” the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Our forward-looking statements are generally accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, the following:

●	our future financial performance;
●	growth plans and opportunities, including planned product and service offerings;
●	changes in the markets in which we compete;
●	our ability to increase brand loyalty and awareness;
●	our ability to enter into alliances and complete acquisitions of other businesses;
●	protection of our intellectual property rights; and
●	the outcome of any known and unknown litigation.
Because forward-looking statements relate to the future, they are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are outside of our control, including those described in “Risk Factors” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among other things, the following:

●	disruptions resulting from the COVID-19 outbreak, or similar pandemics, that could severely impact our business;
●	our ability to raise additional capital on favorable terms; and
●	other risk factors included under “Risk Factors” in this prospectus supplement.
This list is not exhaustive of the factors that may affect our forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements for any reason after the date of this prospectus supplement, whether as a result of changed assumptions, new information, changes to projections, future events or otherwise.
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PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company
We are a global leader in delivering innovative solutions that extend the shelf life of fresh produce. We are empowering the food industry with a range of integrated solutions designed to help growers, packers and retailers improve produce freshness and quality while preventing shrinkage and reducing waste.
AgroFresh’s market leadership is underpinned by our global footprint, extensive applied scientific expertise, customer intimacy, and a growing portfolio of value-added products and mission-critical advisory services. Our key products are approved for sale in over 50 countries, and support customers with over 25,000 storage rooms globally. In addition, we provide in-depth plant physiology expertise and offer a comprehensive list of solutions spanning from near-harvest to post-harvest, from storage through retail. More importantly, AgroFresh has been able to gain a high level of trust from our customers, which is built on nearly 20 years of interaction and support. Our direct market approach, high touch service and science-based model best position us to address our customers’ needs. We believe that this is a key differentiator compared to other companies that offer limited service levels.
The following tables present a breakdown of our revenue based on solutions, crop and geography for the year ended December 31, 2019.
Note: “EMEA” comprises Europe, the Middle East, and Africa. “Other” include revenue from pears, citrus, kiwifruit, avocados, bananas and other crops.

AgroFresh’s core business provides solutions to extend the shelf life of fresh produce for both growers and packers. SmartFreshTM, our flagship solution, preserves the texture, firmness, taste and appearance of produce during storage, transportation and retail display. It allows growers and packers to deliver “just harvested” freshness on a year-round basis and enables retailers to increase customer satisfaction with fresh, high quality produce. An integral part of the SmartFresh value proposition is a direct service model providing customers with on-site applications of SmartFresh at their storage facilities together with mission-critical and value-added advisory services. Overall, the SmartFreshTM Quality System offers growers and packers an integrated freshness management solution that is highly effective and easy to deploy.
AgroFresh extended its post-harvest leadership with the acquisition in December 2017 of a controlling interest in Tecnidex Fruit Protection, S.A. (“Tecnidex”), which is based in Valencia, Spain, one of the largest citrus producing regions in the world. Tecnidex, a leading provider of fungicides, sanitizers, waxes and coatings, is primarily focused on the citrus market. Through its portfolio of post-harvest products, technology, consulting, and after-sale services, Tecnidex improves the quality and value of its clients’ fruit and vegetables while respecting the environment.
Tecnidex brought a broad catalog of solutions that enhanced our existing offering, including fungicides that can be added to our innovative ActiMistTM delivery system of foggable fungicides. The expanded offerings further diversified our revenue by expanding our ability to provide more solutions and service the citrus industry. With this acquisition, AgroFresh expanded its industry-leading post-harvest presence into additional crops and increased its penetration of the produce market in southern Europe, Latin America and Africa. We continually seek opportunities to leverage this range of products across new geographies for both existing and new customers.
Complementing our post-harvest solutions, AgroFresh’s HarvistaTM technology is used for near-harvest management of pome fruit (apples and pears), blueberries and cherries. Just as SmartFresh revolutionized post-harvest apple storage, we believe Harvista is starting to have a similar impact in the orchard. In apples, Harvista slows ripening, reduces fruit drop, and holds fruit on the tree longer to promote better color and fruit size. With maximum flexibility in application timing, it extends the harvest window by allowing growers to factor in ever-changing weather conditions and labor availability. We have found that the combination of Harvista in the orchard and SmartFresh in the storage room results in improved apple quality compared to use of either product individually. When applied to cherries, Harvista can increase yield by 10% or more.
AgroFresh provides freshness solutions across the supply chain, including retail where much of the ripening process and shrinkage occurs for certain crops. This includes bananas, the largest retail fruit category, and avocados, the fastest growing fruit category. According to data from the Journal of Consumer Affairs and Food and Agriculture Organization of United Nations, it is estimated that 12 to 16% of banana loss occurs after the fruit reaches the grocery store. SmartFresh technology can address this problem and improve the quality and consumer appeal of bananas, and extend the consumer-preferred yellow life of bananas an additional 2 to 4 days, reducing shrinkage at the store level. As part of the same diversification efforts, we are also developing and promoting applications of SmartFresh adapted to diverse customer requirements for avocados, broccoli, melons, prunes, tomatoes and mangos.
Our FreshCloud™ platform is an example of how we continue to evolve and increase the value we provide to our customers. The FreshCloudTM platform consists of produce monitoring and data analytics solutions with real time information delivered in the “cloud” to customers. FreshCloud capitalizes on our decades-long history of innovation and scientific know-how in the physiology of fruits and vegetables. FreshCloud consists of both enhancements to our existing service offering and customer base and new solutions to reach more crops and steps in the distribution chain. FreshCloud Quality Inspection, a cloud-based mobile inspection tool, helps standardize the produce inspection process with enhanced organization and visualization capabilities to provide growers, packers and shippers with rapid access to data for optimized quality decision-making. FreshCloud Storage Insights combines proprietary sensor technology and data analytics in the storage room to offer customers real-time access to unique insights into the condition of their stored fruit. We continue to expand the scope of our FreshCloud offerings, and we are in the process of launching FreshCloud Custom Analytics, which aims to integrate quality control and machine learning to drive better decisions through integrated data and FreshCloud Harvest View, which complements our Harvista™ near-harvest solution with an automated tool to optimize and increase the speed of fruit maturity assessment and harvest decision-making.

In December of 2017, AgroFresh invested $10.0 million for an approximate 15% ownership stake in and entered into a commercial agreement with Food Freshness Technology Holdings Limited ("FFT"), provider of the award-winning It’s Fresh! ethylene removal filters in North America, Europe, the Middle East and Africa and Latin America. FFT has recently shifted its strategic focus away from retailers to growers and packers and is devoting commercial efforts to the launch of a new film technology. Due to lower projections while FFT ramps up for a new product launch, AgroFresh recognized an impairment charge on its investment in FFT during 2019.
We are subject to extensive national, state and local government regulations. We have completed more than 400 comprehensive international health and environmental tests that have shown the AgroFresh family of products, including SmartFresh and Harvista, to be safe for consumers, workers and the environment. 1-Methylcyclopropene, the active ingredient in the AgroFresh products, is metabolized by the natural processes in fruits and leaves no residue. AgroFresh products have been approved by over 50 authorities including the U.S. Environmental Protection Agency and the European Commission.

Corporate Information
Our principal office is located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106, and our telephone number at that address is (267) 317-9139. We maintain a website at www.agrofresh.com where general information about us is available. The information on, or accessible through, our website is not incorporated by reference and is not part of this prospectus supplement.

THE OFFERING

Issuer	AgroFresh Solutions, Inc., a Delaware corporation
Common stock offered by us	Shares of our common stock, having an aggregate offering price of up to $30,000,000.

Common stock to be outstanding immediately after this offering(1)	Up to 9,523,809 shares, assuming that we sell the maximum dollar value of shares of our common stock available to be sold in this offering at a price of $3.15 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 24, 2020. The actual number of shares issued will vary depending on the sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Virtu. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include repayment of debt. See “Use of Proceeds” in this prospectus supplement.

Risk Factors
Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Please see “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus, and the risk factors described in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about certain factors you should carefully consider before investing in our common stock.

Nasdaq Global Market symbol	“AGFS”
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(1) Based on 51,174,607 shares outstanding as of March 31, 2020, which excludes the following:

●	862,945 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2020 at a weighted average exercise price of $6.44 per share;
●	15,983,072 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2020 at a weighted average exercise price of $11.50 per share;
●	30,000,000 shares of our common stock issuable upon conversion of preferred stock, which may be issued pursuant to our Investment Agreement with PSP AGFS Holdings, L.P. dated June 13, 2020;
●	5,926,723 shares of our common stock available for future issuance under our 2015 Incentive Compensation Plan, as of March 31, 2020; and
●	331,327 shares of our common stock available for future issuance under our 2019 Employee Stock Purchase Plan.

RISK FACTORS
Investing in our common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before acquiring any of our common stock, you should carefully consider and evaluate all of the risks and uncertainties described below, together with all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as amended or updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, results of operations, or prospects could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks could adversely affect the trading price of our common stock, and as a result, you may lose all or part of your investment in our common stock.

Additional Risks Related to this Offering and Ownership of our Common Stock
Because we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.
We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
You will experience immediate dilution in the book value per share of the common stock you purchase.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 9,523,809 shares of our common stock are sold at a price of $3.15 per share, the last reported sale price of our common stock on the Nasdaq Global Market on June 24, 2020, for aggregate gross proceeds of $30,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $7.71 per share, representing the difference between our as adjusted net tangible book value per share as of June 24, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants, or conversion of any outstanding preferred stock into our common stock, will result in further dilution of your investment. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of our common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Virtu at any time throughout the term of the Sales Agreement. The number of shares that are sold by Virtu after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Virtu. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We intend to use the net proceeds we receive from this offering for general corporate purposes, which may include repayment of debt. We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

DILUTION
If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value as of March 31, 2020 was approximately $(305,900,000), or $(5.98) per share of common stock. Net tangible book value per share as of March 31, 2020 is equal to our total tangible assets minus total liabilities as of that date, all divided by the number of shares of common stock outstanding as of March 31, 2020. Dilution represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.
After giving effect to the sale of shares of our common stock in the aggregate amount of $30,000,000 in this offering at an assumed offering price of $3.15 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 24, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2020 would have been approximately $(276,650,000), or $(4.56) per share of common stock. This represents an immediate increase in net tangible book value per share of $1.42 to our existing stockholders and an immediate dilution in net tangible book value per share of $7.71 to new investors purchasing common stock in this offering. The following table illustrates this dilution on a per share basis to new investors participating in this offering.

Assumed public offering price per share		$3.15
Net tangible book value per share as of March 31, 2020	$(5.98)
Increase in net tangible book value per share after this offering	$1.42
As adjusted net tangible book value per share as of March 31, 2020, after this offering		$(4.56)
Dilution in as adjusted net tangible book value per share to new investors		$7.71

The table above assumes, for illustrative purposes, that an aggregate of 9,523,809 shares of our common stock are sold at a price of $3.15 per share, the last reported sale price of our common stock on the Nasdaq Global Market on June 24, 2020, for aggregate gross proceeds of $30,000,000. After giving effect to these transactions, we would have 60,698,416 shares of outstanding common stock.

The above discussion and table are based on 51,174,607 shares outstanding as of March 31, 2020, and excludes the following:

●	862,945 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2020 at a weighted average exercise price of $6.44 per share;

●	15,983,072 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2020 at a weighted average exercise price of $11.50 per share;

●	30,000,000 shares of our common stock issuable upon conversion of preferred stock, which may be issued pursuant to our Investment Agreement with PSP AGFS Holdings, L.P. dated June 13, 2020;

●	5,926,723 shares of our common stock available for future issuance under our 2015 Incentive Compensation Plan, as of March 31, 2020; and

●	331,327 shares of our common stock available for future issuance under our 2019 Employee Stock Purchase Plan.
To the extent that options or warrants outstanding as of March 31, 2020 have been or are exercised, or to the extent shares of our preferred stock are issued and converted into our common stock, investors purchasing shares of common stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities at prices per share that are less than the net tangible book value per share at the respective dates of those sales, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”), pursuant to which we may issue and sell from time to time shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $30,000,000 through Virtu, acting as our sales agent. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Virtu may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on the Nasdaq Global Market or any other existing trading market for our common stock. We or Virtu may suspend the offering of our common stock upon notice and subject to other conditions.
We will pay Virtu in cash, upon each sale of our common stock pursuant to the Sales Agreement, a commission in an amount of up to 3.0% of the gross sales price per share for any shares of common stock sold through Virtu acting as our sales agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Virtu for certain specified expenses, in an aggregate amount not exceeding $50,000, including the fees and disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Virtu under the terms of the Sales Agreement, will be approximately $100,000.
Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and Virtu in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Virtu may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Virtu will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Virtu will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Virtu against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Virtu may each terminate the Sales Agreement at any time upon ten days’ prior notice.
We have agreed to indemnify Virtu and specified other persons against certain liabilities relating to or arising out of Virtu’s activities under the Sales Agreement and to contribute to payments that Virtu may be required to make in respect of such liabilities.
Virtu and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Virtu will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Virtu, and Virtu may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the shares of our common stock offered in this prospectus supplement will be passed upon for us by Greenberg Traurig, LLP, McLean, Virginia. Certain legal matters in connection with this offering will be passed upon for Virtu Americas LLC by Duane Morris LLP, New York, New York.

EXPERTS
The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website at http://www.agrofresh.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.
We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all of the information contained in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge at the SEC’s public reference room at the address stated above, as well as through the SEC’s Internet site, also stated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement.
Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.
We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the following documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020, as amended on Form 10-K/A on June 15, 2020;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 11, 2020;
●	our Current Reports on Form 8-K filed with the SEC on April 23, 2020 and June 15, 2020; and
●	the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020.
We also incorporate by reference all documents that we file with the SEC on or after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement, the accompanying prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:
AgroFresh Solutions, Inc.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
Attn: Secretary
(267) 317-9139

PROSPECTUS

$200,000,000

AGROFRESH SOLUTIONS, INC.
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COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS
DEBT SECURITIES
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We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, any combination of the securities described in this prospectus, in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. We may also offer common stock upon conversion of or exchange for the preferred stock and/or common stock or preferred stock upon the exercise of warrants or rights. The debt securities and preferred stock we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of AgroFresh Solutions, Inc. or debt or equity securities of one or more other entities.
This prospectus provides a general description of the securities that we may offer and the general manner in which we will offer them. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.
This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “AGFS.”
Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 4 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider before making an investment decision.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is February 11, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”).

Under this shelf registration process, we may offer shares of our common stock and preferred stock, warrants and rights to purchase any of such securities and/or debt securities, either individually or in units, in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement that we may provide to you. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any documents incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

Unless the context otherwise requires, when we use the words the “Company,” “AgroFresh,” “we,” “us,” or “our Company” in this prospectus, we are referring to AgroFresh Solutions, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included or incorporate by reference in this report may include, for example, statements relating to:
•our future financial performance;
•growth plans and opportunities, including planned product and service offerings;
•changes in the markets in which we compete;
•our ability to increase brand loyalty and awareness;
•our ability to enter into alliances and complete acquisitions of other businesses;
•protection of our intellectual property rights; and
•the outcome of any known and unknown litigation.
You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward-looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or incorporated by reference under the heading “Risk Factors.”
Each of the forward-looking statements included in or incorporated by reference into this prospectus speaks only as of the date on which that statement is made. We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise. Historical results are not necessarily indicative of the results expected for any future period.

OUR COMPANY
Overview
AgroFresh is a global leader in delivering innovative food preservation and waste reduction solutions for fresh produce, including apples, pears, citrus, kiwifruit, avocados and bananas, among others. Our proprietary and innovative solutions are designed to help growers, packers, and retailers improve produce freshness and quality while reducing waste.

AgroFresh’s market leadership is underpinned by our global footprint, extensive applied scientific expertise, customer intimacy, and a growing portfolio of value-added products and mission-critical advisory services. In addition, we offer a comprehensive list of solutions spanning from pre-harvest to post-harvest, from storage through retail. More importantly, we believe that our direct market approach and high touch service model best position us to address our customers’ needs. We believe this is a key differentiator compared to other companies that have narrower product offerings and limited service levels.

AgroFresh’s core business is providing produce preservation and waste reduction solutions for growers and packers. SmartFreshTM, our current principal solution, preserves the texture, firmness, taste and appearance of produce during storage, transportation and retail display. It allows growers and packers to deliver “just harvested” freshness on a year-round basis and enables retailers to increase customer satisfaction with fresh, high quality produce. An integral part of the SmartFresh value proposition is a direct service model providing customers with on-site applications of SmartFresh at their storage facilities together with mission-critical and value-added advisory services.

Complementing our post-harvest solutions, HarvistaTM technology is used for near harvest management of pome fruit, such as apples, pears, and cherries. Just as SmartFresh revolutionized post-harvest apple storage, we believe Harvista can have a similar impact in the orchard. Harvista slows ripening, reduces fruit drop, and holds fruit on the tree longer to promote better color and fruit size, thereby bringing new benefits to the grower. With maximum flexibility in application timing, it extends the harvest window by allowing growers to factor in ever-changing weather conditions and labor availability, providing peace of mind. Finally, we have found that the combination of Harvista in the orchard and SmartFresh in the storage room results in improved fruit quality metrics compared to use of either product individually.

AgroFresh provides freshness solutions across the supply chain, wherever waste occurs. For many crops, much of the waste occurs at retail. This includes bananas, one of the largest retail produce categories, where, according to internal analysis based on data from Journal of Consumer Affairs and United Nation’s Food and Agriculture Organization, it is estimated that 12-16% of banana loss occurs after the fruit reaches the grocery store. Our RipeLockTM Quality System is a retail solution to improve the quality and consumer appeal of bananas. RipeLock enables retailers to offer consumers bananas that are in better condition and maintain the consumer-preferred color and firmness longer, reducing waste and increasing sales. Additionally, through our agreement with Food Freshness Technology Holdings Limited, AgroFresh expects to market It’s Fresh!, an ethylene absorbing technology to preserve the freshness of produce for high-value crops such as berries, stone fruit, avocados, tomatoes, and cherries, to open up new opportunities to address food waste in retail.

To continue to evolve and increase the value we provide to our customers, AgroFresh recently launched our FreshCloudTM suite of produce monitoring and screening solutions. FreshCloud is the culmination of our decades-long history of innovation and scientific know-how in the physiology of fruits and vegetables. FreshCloud consists of both enhancements to our existing service offerings, as well as new innovations. FreshCloud Storage InsightsTM, the next generation of AdvanStore, combines proprietary sensor technology and data analytics in the storage room to offer customers real-time access to unique insights into the condition of their stored fruit. FreshCloud Predictive ScreeningTM, which predicts the risk of disorder development during storage by analyzing gene expression at commercial harvest, allows for more informed storage management decisions. FreshCloud Transit InsightsTM combines sensor technology and proprietary algorithms to provide insights as to the condition and quality of fruit during transit.

History
AgroFresh is a former blank check company that completed its initial public offering on February 19, 2014. Upon the closing of the Company’s initial business combination with The Dow Chemical Company (“Dow”) on July 31, 2015 (the “Business Combination”), the Company changed its name to AgroFresh Solutions, Inc. Prior to the closing of the Business Combination, the business that now comprises our business was operated through a combination of wholly-owned subsidiaries and operations of Dow, including through AgroFresh Inc. in the United States.

Corporate Information
Our principal office is located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106, and our telephone number at that address is (267) 317-9135. We maintain a website at www.agrofresh.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus or the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be used for general corporate purposes.

When a particular series of securities is offered, the related prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES
Any time preferred stock is offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF COMMON STOCK
The following summary of certain material provisions of our common stock does not purport to be complete. You should refer to our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

General
Our second amended and restated certificate of incorporation, as amended, authorizes the issuance of up to 400,000,000 shares of common stock, $0.0001 par value per share, and 100,000,000 shares of non-voting common stock, $0.0001 par value per share. As of December 17, 2018, we had 51,009,180 shares of common stock outstanding, no shares of non-voting common stock outstanding and outstanding warrants to acquire 15,983,072 shares of common stock at an exercise price of $11.50 per share that are currently exercisable provided that there is an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

Voting Power
Our second amended and restated certificate of incorporation provides for two classes of common stock, common stock with voting rights and non-voting common stock. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of voting common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of voting common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of non-voting common stock will have no voting rights with respect to their shares of non-voting common stock.

Conversion
Pursuant to the terms of an Investor Rights Agreement entered into among the Company, Dow and certain other parties in connection with the consummation of the Business Combination, Dow has the right to elect to convert all or any portion of its shares of our voting common stock into a like number of shares of the non-voting common stock.
Our second amended and restated certificate of incorporation provides that each share of non-voting common stock shall automatically, and without any action on our part or by the holder of such share, be converted into one share of our common stock (1) immediately upon the transfer, sale, assignment or conveyance of a share of non-voting common stock to a person or entity other than Dow (or a person or entity over which Dow has control), or (2) immediately prior to the effective time of any merger or consolidation of us with or into any other corporation or other entity pursuant to which the shares of our common stock are converted into shares or other securities of the surviving or resulting corporation or other entity or cash, property, rights or securities of any other corporation or entity.

Dividends
Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Certificate of Incorporation and Bylaws Anti-Takeover Provisions
Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include:

•no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;
•the ability of our board of directors to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•a prohibition on stockholder action by written consent, which forces stockholder action to be taken at a special meeting of our stockholders;
•the requirement that an annual meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;
•providing that directors may be removed prior to the expiration of their terms by stockholders only for cause; and
•advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our board of directors.
These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Delaware Law Anti-Takeover Provision
We are not subject to the provisions of Section 203 of the DGCL regulating corporate takeovers.

Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DESCRIPTION OF PREFERRED STOCK
Our second amended and restated certificate of incorporation, as amended, authorizes the issuance of up to 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of December 17, 2018, we had one share of Series A Preferred Stock outstanding, which share was held by Dow, and no other shares of our preferred stock were outstanding or designated. The holder of the share of Series A Preferred Stock, voting as a separate class, is entitled to appoint one director to our board of directors. The Series A Preferred Stock does not have any other rights.

The following summary of certain provisions of our undesignated preferred stock does not purport to be complete. You should refer to our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General
Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•the title and stated value;
•the number of shares offered, the liquidation preference, if any, per share and the purchase price;
•the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption, if applicable;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
•voting rights, if any, of the preferred stock;
•a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and
•any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent
The transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase shares of our common stock in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants may be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Public Warrants
We issued an aggregate of 22,050,000 units in our initial public offering. Each unit consisted of one share of our common stock and one-half of one warrant. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, and are currently exercisable, provided that there is an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. We refer to these warrants as the Public Warrants. We repurchased 1,201,928 Public Warrants during 2015, such that 9,823,072 Public Warrants were outstanding as of December 17, 2018.

The Public Warrants will expire five years after the completion of our initial business combination, or July 31, 2020, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation. We may call the Public Warrants for redemption:

•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Warrant holder; and
•if, and only if, the last sale price of our common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder of warrants that wishes to exercise his, her or its warrant to do so on a “cashless basis”. If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that holders of Public Warrants would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price, the redemption price and number of shares of common stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of common shares issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The Public Warrants were issued in registered form under a Warrant Agreement between our transfer agent (in such capacity, the “Warrant Agent”), and the Company (the “Warrant Agreement”). The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of common stock held of record on all matters to be voted on by our stockholders.

No Public Warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

No fractional shares of common stock will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of common stock, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Outstanding Sponsor Warrants
We sold an aggregate of 6,160,000 warrants in a private placement at the time of our initial public offering. We refer to these warrants as the Private Placement Warrants. As of December 17, 2018, all 6,160,000 of the Private Placement Warrants were outstanding.

The Private Placement Warrants are not redeemable by us so long as they are held by the original holders or their permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants, except that such Private Placement Warrants may be exercised by the holders on a cashless basis.

Transfer Agent
The transfer agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Stock Exchange Listing
Our warrants are listed for trading on the Nasdaq under the symbol “AGFSW.”

DESCRIPTION OF RIGHTS
General
We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:
•the date of determining the stockholders entitled to the rights distribution;
•the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•the method by which holders of rights will be entitled to exercise;
•the conditions to the completion of the offering, if any;
•the withdrawal, termination and cancellation rights, if any;
•whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•whether stockholders are entitled to oversubscription rights, if any;
•any applicable material U.S. federal income tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General
We may issue units consisting of common stock, preferred stock, warrants, or rights for the purchase of common stock and/or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant or right included in each unit, as applicable.

Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “AgroFresh,” “we,” “our” or “us” refer to AgroFresh Solutions, Inc., excluding its subsidiaries, unless expressly stated or the context otherwise requires.

General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;
•the place or places where payments will be made;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the right, if any, to extend the interest payment periods and the duration of such extension;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•the obligation, if any, of the Company to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and
•if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;
•if other than The Depository Trust Company, the identity of the depositary; and
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any debt security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or AgroFresh and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of AgroFresh; or
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under the Company’s senior secured credit facilities or (2) five business Days after receipt by the Company of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; and
•waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:

•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

PLAN OF DISTRIBUTION
We may from time to time offer and sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We may sell the securities in any of three ways (or in any combination) from time to time:
•to or through underwriters or dealers for resale;
•directly to a limited number of purchasers or to a single purchaser; or
•through agents.
The applicable prospectus supplement will set forth the terms of the offering of such securities, including:
•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•the public offering price of the securities;
•the net proceeds to us;
•any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and
•any exchange or market on which the securities are listed or to which application will be made to list the securities.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.

LEGAL MATTERS
Greenberg Traurig, LLP will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website at http://www.agrofresh.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge at the SEC’s public reference room at the address stated above, as well as through the SEC’s Internet site, also stated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:
•our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 22, 2018, including items required by Part III of Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on April 13, 2018;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed on May 10, 2018;
•our Quarterly Report on Form 10-Q for the three months ended June 30, 2018, filed on August 15, 2018;
•our Quarterly Report on Form 10-Q for the three months ended September 30, 2018, filed on November 7, 2018
•our current report on Form 8-K, filed on January 19, 2018;
•our current report on Form 8-K, filed on March 1, 2018;
•our current report on Form 8-K, filed on March 14, 2018;
•our current report on Form 8-K, filed on May 10, 2018;
•our current report on Form 8-K/A, filed on May 11, 2018;
•our current report on Form 8-K, filed on June 7, 2018;
•our current report on Form 8-K, filed on August 9, 2018;
•our current report on Form 8-K/A, filed on August 15, 2018;
•our current report on Form 8-K, filed on August 30, 2018;
•our current report on Form 8-K, filed on October 1, 2018;
•our current report on Form 8-K, filed on October 22, 2018;
•our current report on Form 8-K, filed on November 7, 2018;
•the description of our common stock set forth in our registration statement on Form 8-A12B filed on February 12, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description; and
•all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

AgroFresh Solutions, Inc.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
Attn: Secretary

Up to $30,000,000

Common Stock

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Prospectus Supplement

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June 25, 2020